UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): June 25, 2019

Ollie’s Bargain Outlet Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37501	80-0848819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.

6295 Allentown Boulevard Suite 1 Harrisburg, Pennsylvania	17112
(Address of Principal Executive Offices)	(Zip Code)

(717) 657-2300
(Registrant’s Telephone Number, Including Area Code)

 Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	OLLI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed in Item 5.07 below, at the Annual Meeting of Stockholders of Ollie’s Bargain Outlet Holdings, Inc. (the “Company”) held June 25, 2019 (the “Annual Meeting”), stockholders approved amendments to the Company’s Third Amended and Restated Certificate of Incorporation in order to provide for a majority voting standard for uncontested elections of directors, to declassify the Board of Directors of the Company (the “Board”) by the 2022 annual meeting of stockholders (the “2022 Annual Meeting”), to eliminate supermajority vote provisions for amending the Company’s Certificate of Incorporation and Bylaws, and to eliminate certain obsolete provisions. These amendments were previously approved by the Board, subject to stockholder approval, and became effective upon the filing of the Third Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on June 25, 2019.

Additional details of the amendments are included in the Company’s definitive Proxy Statement for the Annual Meeting, filed with the Securities and Exchange Commission on May 14, 2019.

On June 25, 2019, in connection with the amendments to the Third Amended and Restated Certificate of Incorporation, the Board amended and restated the Company’s Fourth Amended and Restated Bylaws effective immediately to make certain related administrative and conforming changes. The Company’s Fourth Amended and Restated Bylaws reflect: the elimination of the supermajority stockholder vote requirement to amend the Bylaws, replacing such standard with a majority vote requirement; the declassification of the Board by 2022 and related ability to remove directors with or without cause; the removal of provisions that have become obsolete, including as a result of CCMP L.P. and certain of its affiliates no longer owning any shares of the Company’s stock; and other minor conforming, clarifying or administrative language changes.

Copies of the Third Amended and Restated Certificate of Incorporation and the Fourth Amended and Restated Bylaws are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and incorporated by reference herein. The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Third Amended and Restated Certificate of Incorporation and the Fourth Amended and Restated Bylaws.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 25, 2019, the Company held the Annual Meeting. The matters voted upon at the Annual Meeting and the final voting results were as follows:

1. To elect two (2) Class I directors to the Board to hold office until the 2022 Annual Meeting or until their respective successors are elected and qualified.

The stockholders of the Company approved the election of each of the two (2) director nominees proposed by the Company. The voting results are set forth below:

Name of Director	Votes For	Votes Against	Abstain	Broker Non-Vote
Stanley Fleishman	42,240,250	14,674,295	448,424	3,766,161
Stephen White	46,576,413	10,765,458	21,098	3,766,161

2. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

The stockholders of the Company approved an advisory resolution to approve the compensation of the Company's named executive officers by a non-binding vote. The voting results are set forth below:

Votes For	Votes Against	Abstain	Broker Non-Vote
56,783,251	544,226	35,492	3,766,161

3. To approve the amendment to the Company’s Second Amended and Restated Certificate of Incorporation to declassify the Board by the 2022 Annual Meeting.

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The stockholders of the Company approved the amendment to the Company’s Second Amended and Restated Certificate of Incorporation regarding the declassification of the Company’s Board by the 2022 Annual Meeting of Stockholders. The voting results are set forth below:

Votes For	Votes Against	Abstain	Broker Non-Vote
57,326,892	16,766	19,311	3,766,161

4. To approve the amendment to the Company’s Second Amended and Restated Certificate of Incorporation to eliminate supermajority vote provisions.

The stockholders of the Company approved the amendment to the Company’s Second Amended and Restated Certificate of Incorporation regarding the elimination of the supermajority vote provisions. The voting results are set forth below:

Votes For	Votes Against	Abstain	Broker Non-Vote
57,329,584	18,181	15,204	3,766,161

5. To approve the amendment to the Company’s Second Amended and Restated Certificate of Incorporation to eliminate obsolete provisions.

The stockholders of the Company approved the amendment to the Company’s Second Amended and Restated Certificate of Incorporation regarding the elimination of obsolete provisions. The voting results are set forth below:

Votes For	Votes Against	Abstain

61,045,642	26,436	57,052

6. To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 1, 2020.

The stockholders of the Company ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2019. The voting results are set forth below:

Votes For	Votes Against	Abstain

60,680,856	384,257	64,017

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed on the Exhibit Index are incorporated herein by reference.

EXHIBIT INDEX
Exhibit No.	Description

3.1	Third Amended and Restated Certificate of Incorporation of Ollie’s Bargain Outlet Holdings, Inc., as effective June 25, 2019.
3.2	Fourth Amended and Restated Bylaws of Ollie’s Bargain Outlet Holdings, Inc., as effective June 25, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLLIE’S BARGAIN OUTLET HOLDINGS, INC.

Date: July 1, 2019	By:	/s/ Jay Stasz
		Name:	Jay Stasz
		Title:	Senior Vice President and Chief Financial Officer

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